================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported):


                                 APRIL 25, 2001



                                   ----------

                               RENT-A-CENTER, INC.
               (Exact Name of Registrant as Specified in Charter)




DELAWARE                             0-25370                   48-1024367

(State or Other Jurisdiction       (Commission               (IRS Employer
of Incorporation)                  File Number)            Identification No.)



                              5700 TENNYSON PARKWAY
                                   THIRD FLOOR
                               PLANO, TEXAS 75024
               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 801-1100
                             (Registrant's telephone
                          number, including area code)

                                    NO CHANGE
          (Former Name or Former Address, if Changed Since Last Report)


================================================================================

ITEM 9. REGULATION FD DISCLOSURE

                  A copy of the Registrant's press release, dated April 25, 2001, announcing the Company's revenues and earnings for the quarterly period ended March 31, 2001, is set forth below.

                             For Immediate Release:

                           RENT-A-CENTER, INC. REPORTS
                        RECORD FIRST QUARTER 2001 RESULTS

                                   ----------

                         SAME STORE SALES INCREASE 8.8%
               EARNINGS PER SHARE $0.03 ABOVE CONSENSUS ESTIMATES

                                   ----------


PLANO, TEXAS, APRIL 25, 2001 - Rent-A-Center, Inc. (the "Company") (Nasdaq/NNM:
RCII), announced today record revenues and net earnings for the quarter ended March 31, 2001.

The Company, the nation's largest rent-to-own operator, had total revenues for the quarter ended March 31, 2001 of $439.7 million, a $47.2 million increase from $392.5 million for the same period in the prior year. This increase of 12.0% was largely a result of better than expected same store sales growth of 8.8%, as well as incremental revenues generated in new and acquired stores.

Net earnings for the quarter ended March 31, 2001 were $25.0 million, or $0.69 per diluted share, representing an increase of 19.7% over the net earnings of $20.9 million, or $0.61 per diluted share, reported for the same period in the prior year. The increase in net earnings and earnings per diluted share are primarily attributable to the Company's increase in revenues, operational improvements in existing stores and reduced interest expense resulting from a reduction in outstanding debt. At March 31, 2001, outstanding debt totaled $703.1 million, down approximately $100.8 million from the balance at March 31, 2000. For the quarter ended March 31, 2001, the Company generated $32.0 million in operating cash flow and reduced debt outstanding by $37.9 million.

"We are pleased to announce that demand remained very strong throughout the first quarter, which led to our outstanding operating results and illustrates the resilience of our business in a weakening economy" commented J.E. Talley, the Company's Chairman and Chief Executive Officer. Mr. Talley added, "We remain optimistic about our future growth plans and operating results and look forward to another record quarter for our Company."

During the first quarter of 2001, the Company opened 23 new locations and acquired four additional stores in three separate transactions. Since the end of the first quarter, the Company has opened four additional new stores and has acquired three stores through two separate transactions. For the entire year ending December 31, 2001, the Company intends to add over 10% to its store base through new store expansion and opportunistic acquisitions.

Rent-A-Center, headquartered in Plano, Texas, currently operates 2,184 company-owned rent-to-own stores in 50 states, Washington D.C. and Puerto Rico. The stores offer high-quality, durable goods such as home electronics, appliances, computers, and furniture and accessories to consumers under flexible rental purchase agreements that allow the customer to obtain ownership of the merchandise at the conclusion of an agreed-upon rental period. ColorTyme, Inc., a wholly-owned subsidiary of the Company, is a national franchisor of 359 rent-to-own stores, 347 of which operate under the trade name of "ColorTyme," and the remaining 12 of which operate under the "Rent-A-Center" name.

This press release contains forward-looking statements that involve risks and uncertainties. Such forward looking statements generally can be identified by the use of forward-looking terminology such as "may," "will," "expect," "intend," "estimate," "anticipate," or "believe," or the negative thereof or variations thereon or similar terminology. Although the Company believes that the expectations reflected in such forward looking statements will prove to be correct, the Company can give no assurance that such expectations will prove to have been correct. The actual future performance of the Company could differ materially from such statements. Factors that could cause or contribute to such differences include, but are not limited to, the risks detailed from time to time in the Company's SEC reports, including its annual report Form 10-K for the year ended December 31, 2000 and the Company's ability to find locations that meet the Company's criteria for new store locations, and the Company's ability to locate existing stores that the Company could acquire under acceptable terms. There is no assurance that the Company will be able to find such locations or existing stores, or that it would be able to open or acquire such stores. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as requested by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

                      RENT-A-CENTER, INC. AND SUBSIDIARIES

                  CONSOLIDATED STATEMENT OF EARNINGS HIGHLIGHTS

(In Thousands of Dollars, except per share data)    THREE MONTHS ENDED MARCH 31,
                                                    ----------------------------
                                                        2001           2000
                                                    ------------   -------------
                                                            UNAUDITED

Total Revenues                                      $    439,702   $    392,526

Operating Profit                                          62,485         58,552

Net Earnings                                              24,998         20,889

Diluted Earnings Per Common Share                           0.69           0.61

EBITDA                                              $     78,558   $     73,630


                        DILUTED EARNINGS PER COMMON SHARE
                          BEFORE GOODWILL AMORTIZATION

(In Thousands of Dollars, except per share data)    THREE MONTHS ENDED MARCH 31,
                                                    ----------------------------
                                                        2001           2000
                                                    ------------   ------------
                                                             UNAUDITED

Net Earnings                                        $     24,998   $     20,889

Goodwill Amortization Net of Tax Effects                   6,160          6,034
                                                    ------------   ------------

Adjusted Net Earnings                               $     31,158   $     26,923
                                                    ============   ============


Diluted Weighted Average Shares Outstanding               36,375         34,236
                                                    ============   ============

Diluted Earnings Per Common Share Before Goodwill
Amortization
                                                    $       0.86   $       0.79
                                                    ============   ============

                      RENT-A-CENTER, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENT OF EARNINGS

(In Thousands of Dollars, except per share data)    THREE MONTHS ENDED MARCH 31,
                                                    ----------------------------
                                                        2001            2000
                                                    ------------    ------------
                                                             UNAUDITED
Revenues
    Store
        Rentals and fees                            $    393,123    $    350,320
        Merchandise sales                                 30,759          27,339
        Other                                              1,330             492
                                                    ------------    ------------

                                                         425,212         378,151
    Franchise
        Merchandise sales                                 13,027          12,891
        Royalty income and fees                            1,463           1,484
                                                    ------------    ------------

           Total revenues                                439,702         392,526

Operating expenses
    Direct store expenses
        Depreciation of rental merchandise                80,812          71,728
        Cost of merchandise sold                          21,555          22,830
        Salaries and other expenses                      242,219         208,525
    Franchise cost of merchandise sold                    12,494          12,441
                                                    ------------    ------------

                                                         357,080         315,524

    General and administrative expenses                   12,869          11,475
    Amortization of intangibles                            7,268           6,975
                                                    ------------    ------------

           Total operating expenses                      377,217         333,974
                                                    ------------    ------------

           Operating profit                               62,485          58,552

Interest expense                                          16,510          19,008
Interest income                                             (361)           (257)
                                                    ------------    ------------

           Earnings before income taxes                   46,336          39,801

Income tax expense                                        21,338          18,912
                                                    ------------    ------------

           NET EARNINGS                                   24,998          20,889

Preferred dividends                                        2,630           2,554
                                                    ------------    ------------

Net earnings allocable to common stockholders       $     22,368    $     18,335
                                                    ============    ============

Basic weighted average shares outstanding                 24,959          24,311
                                                    ============    ============

Basic earnings per common share                     $       0.90    $       0.75
                                                    ============    ============

Diluted weighted average shares outstanding               36,375          34,236
                                                    ============    ============

Diluted earnings per common share                   $       0.69    $       0.61
                                                    ============    ============

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          RENT-A-CENTER, INC.




DATE:  May 22, 2001                       BY: /s/ J. ERNEST TALLEY
                                             ----------------------------------
                                             J. Ernest Talley
                                             Chief Executive Officer